                 DIP FINANCING, ESCROW AND SETTLEMENT AGREEMENT

         This DIP Financing Escrow and Settlement Agreement is made as of September 22, 2000, by and among BioShield Technologies, Inc., a Georgia corporation, and its wholly owned subsidiary AHT Acquisition Corp., a Delaware corporation (collectively "Lenders"); AHT Corporation, a Delaware corporation, and its wholly owned subsidiaries, Advanced Health Technologies Corporation, a Delaware Corporation, Advanced Health Bukstel & Halfpenny Corporation, a Delaware Corporation and Advanced Health Management Corp., a Delaware Corporation, (collectively "Debtors"); and Tracy L. Klestadt & Associates ("Escrow Agent").

                  WHEREAS, the Debtors plan to file voluntary petitions for relief ("Bankruptcy Petitions") under Chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the Bankruptcy Court for the Southern District of New York, White Plains Division ("Bankruptcy Court");

                  WHEREAS, pursuant to Sections 1107 and 1108 of the Bankruptcy Code, the Debtors plan to continue in the operation of their businesses and the management of their assets and properties as debtors in possession;

                  WHEREAS, certain claims have been asserted and are currently pending between the Lenders and AHT Corporation in the civil action styled AHT Corporation, plaintiff, v. BioShield Technologies, Inc., AHT Acquisition Corp., et al, defendants, in the Superior Court of Fulton County Georgia, Case No. 2000CV27812 (Pending Litigation");

                  WHEREAS, the Debtors have determined that the sale of the Debtors' business as a going concern is the best way to maximize the value of the Debtors' assets and maximize the distribution to the Debtors' creditor and shareholder constituency;

                  WHEREAS, the Debtors anticipates that they will operate at a loss from the Filing Date until such time as the sale of substantially all of the Debtors' assets, subject to court order on notice and a hearing, is consummated;

                  WHEREAS, the Debtors will be unable to remain current on their post-petition obligations and lack the revenues and financial resources to sustain their operations and maintain the value of their businesses as going concerns until such time as the Debtors can effectuate a sale of substantially all of their assets;

                  WHEREAS the Debtors have agreed to a full and final compromise, settlement and release of all claims asserted in the Pending Litigation (the "Settlement") in consideration of the Lenders' agreement, subject to certain terms and conditions including Bankruptcy Court approval,
(i) to purchase substantially all of the assets of the Debtors pursuant to an Asset Purchase Agreement between Lenders and Debtors of even date herewith ("Asset Purchase Agreement") in a sale under Section 363 of the Bankruptcy Code for an aggregate purchase price of approximately $15,050,000 and (ii) to provide secured debtor-in-possession financing to the Debtors of up to $1,500,000 on the terms and conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the mutual covenants and undertakings and the terms and conditions contained herein, the parties hereto agree as follows:

         1. (A) General Definitions. When used in this Agreement, the following terms shall have the following meanings:

         "Accounts" shall mean all accounts, including accounts receivable, notes receivable, and other rights to the payment of money, now or hereafter existing, now owned or hereafter acquired by the Sellers.

         "Agreement" shall mean this DIP Financing Agreement made as of September 21, 2000, by and between Lenders and the Debtors.

         "Asset Purchase Agreement" shall mean that certain Asset Purchase Agreement between the Lenders and the Debtors as of September 21, 2000 pursuant to which the Lenders have agreed, subject to certain terms and conditions including Bankruptcy Court approval, to purchase substantially all of the assets of the Debtors in a sale under Section 363 of the Bankruptcy Code for an aggregate purchase price of approximately $15,050,000.

         "Bankruptcy Code" shall mean Title 11 of the United States Code.

         "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Southern District of New York, White Plains Division, which will preside over Debtors' Chapter 11 case.

         "Bankruptcy Petitions" shall mean the voluntary petitions filed by the Debtors under Chapter 11 of Title 11 of the Bankruptcy Code.

         "Cash Needs Certificate" shall mean the Debtors' Cash Needs Certificate furnished to the Lenders and the Escrow Agent on a bi-monthly basis, such Certificates being subject to Lenders' reasonable approval to the extent any of them are not substantially in accord with the Cash Forecast Schedule annexed to the Sauerhoff affidavit. The initial Cash Needs Certificate is annexed hereto as Exhibit "A."

         "Collateral" shall have the meaning set forth in Section 4 a. below.

         "Committee" shall mean any official committee of unsecured creditors appointed by the Office of the United States Trustee pursuant to Section 1102 of the Bankruptcy Code.

         "Contract Rate" shall mean six percent (6 %) per annum.

         "Copyrights" shall mean any of the following now owned or hereinafter acquired by any of the Debtors: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country, (ii) registrations, applications and recordings


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


in the United States Copyright Office or any similar office or agency of the United States, (iii)any state thereof or any other country, any continuances, renewals or extensions thereof, and (iv) any registrations to be issued in any pending applications.

         "Debtors" shall mean AHT Corporation and its wholly owned subsidiaries, Advanced Health Technologies Corporation, Advanced Health Bukstel & Halfpenny Corporation, and Advanced
Health Management Corp.

         "Default Rate" shall mean the prime rate plus five percent (5%) per annum. Under this agreement, the prime rate shall be established as the rate published by The Chase Manhattan Bank, N.A. for its prime borrowers at or about the time this DIP agreement is executed, and shall be adjusted on the first day of each month thereafter.

         "DIP Financing Order" shall mean an order of the Bankruptcy Court, in a form approved by the Lenders, which approves the DIP Financing on an interim or permanent basis.

         "DIP Financing" shall mean the secured cash advances made by or on behalf of Lenders to Debtors pursuant to this Agreement.

         "Due Date" shall mean the earlier of the (i) Expiration Date, (ii) the date of consummation of the Section 363 Sale to the Lenders or (iii) the date of Consummation of a Plan of reorganization of the Debtors, or (iv) the date of the occurrence of an Event of Default hereunder.

         "Escrow Agent" shall mean the law firm of Tracy L. Klestadt &
Associates.

         "Escrow Funds" shall mean the $1,500,000 deposited by Lenders with the Escrow Agent.

         "Event of Default" shall mean the occurrence of any of the events set forth in paragraph 11 of this Agreement.

         "Excluded Property" shall mean the physician practice management subsidiaries of Advanced Health Management Corp. and that portion of Debtors' personal property, if any, which, if included would violate or be prohibited by applicable law.

         "Expiration Date" shall mean the latter of the date which is 90 days after the Term Commencement Date or such later date as is mutually agreed by the Lenders and the Debtors.

         "Filing Date" shall mean the date of filing of the Debtors' Bankruptcy Petitions.

         "Intellectual Property" shall mean (i) all Copyrights, Patents and Trademarks, (ii) all inventions, software, processes, protocols, procedures, concepts and technology of the Debtors (whether patentable or unpatentable and whether or not reduced to practice), and all documentation, code, data, passwords, user ID's, improvements, modifications, enhancements, derivatives,
(iii) all


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research and development, know-how, formulas, compositions, processes, procedures, protocols, techniques, technical data, designs, drawings, specifications, (iv) all licenses for the use by any of the Debtors of computer software, processes, protocols, procedures, concepts, technology, (v) all other proprietary knowledge, information and rights, and (vi) all copies and tangible embodiments thereof (in whatever form or medium) and the term Intellectual Property shall further include without limitation all of the items attached hereto as Exhibit A.

         "Indebtedness" shall mean the total unpaid amount, from time to time, of all advances, accrued interest and other charges with respect to the DIP Financing.

         "Patents" shall mean all of the following in which any of the Debtors now hold or hereafter acquire any interest: (i) letters patent of the United States or any other Country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country and all rights corresponding thereto, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or any similar office or agency or the United States or any other country and (b) all reissues, divisions, continuations, renewals, continuations-in-part or extensions thereof.

         "Pending Litigation" the civil action styled AHT Corporation, plaintiff, v. BioShield Technologies, Inc., AHT Acquisition Corp., et al, defendants, in the Superior Court of Fulton County Georgia, Case No. 2000CV27812.

         "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         "Settlement" shall mean the full and final compromise, settlement and release of (i) all claims asserted by AHT Corporation in the Pending Litigation, and (ii) all counterclaims asserted by the Lenders in the Pending Litigation.

         "Term" shall mean the period from the Term Commencement Date until the Due Date.

         "Term Commencement Date" shall mean the date on which an initial DIP Financing Order is entered by the Bankruptcy Court.

         "Trademarks" shall mean any of the following now owned or hereinafter acquired by any of the Debtors: (i) any trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereinafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or any similar office or agency of the United States, any State thereof or any other country or political subdivision thereof and (ii) any reissues, extensions or renewals thereof.


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


         "UCC" shall mean the Uniform Commercial Code, as adopted in the State of New York as in effect from time to time.

         (B) Other Terms. All other terms used in this Agreement, and defined in the UCC, shall have the meaning given therein unless otherwise defined herein, including the terms "Chattel Paper", "Documents", "Equipment", "Fixtures", "General Intangibles", "Instruments", "Inventory", and "Proceeds".

         2.       DIP Financing.

         2.01. Lenders either will or have delivered $1,500,000 to the Escrow Agent to fund the DIP Financing. Escrow Agent agrees to hold such funds in an interest bearing trust account and to disburse such funds as provided herein.

         2.02. Escrow Agent shall advance to the Debtors up to $1,500,000 in accordance with the Debtors' Cash Needs Certificates, subject to the following limitations and conditions:

                  (a) Advances shall be made no more frequently than twice a month.

                  (b) Advances shall be made in amounts no greater than the Debtors' projected cash needs for the period of the advance and, in any case, shall not exceed $750,000 during any one month period.

                  (c) As a condition to each DIP Financing advance other than the first advance, there must be on file with the Bankruptcy Court a Plan of Reorganization and a Motion for Approval of a Section 363 Sale of Assets for which approval is being diligently pursued by the Debtors and which, as amended from time to time, (i) comply in form and substance with the requirements of the Asset Purchase Agreement, and (ii) have not been disapproved or denied.

                  (d) The first $375,000 in funding shall be advanced to the Debtors by the Escrow Agent provided that (i) such advance is authorized by an emergency or interim DIP Financing Order substantially in the form attached hereto as Exhibit B which has been entered by the Bankruptcy Court, (ii) the DIP Financing Order remains in full force and effect, not having been vacated, stayed, modified, appealed, reversed or otherwise affected, and (iii) no Event of Default has occurred under this Agreement.

                  (e) The second $375,000 in funding shall be advanced to the Debtors by the Escrow Agent provided the conditions of subsections (a),
(b), and (c) of this Section 2.02 are met and further provided that (i) a final hearing on the authorization of DIP financing and the approval of the Settlement has been scheduled, (ii) such advance is authorized by a DIP Financing Order substantially in the form attached hereto as Exhibit C which has been entered by the Bankruptcy Court, (iii) the DIP Financing Order remains in full force and effect, not having been vacated, stayed, modified, appealed, reversed or otherwise affected, and (iv) no Event of Default has occurred under this Agreement.

                  (f) The remaining DIP Financing shall be advanced to the Debtors by the Escrow Agent provided the conditions of subsections (a), (b), and (c) of this Section 2.02 are met and further provided that (i) a final DIP Financing Order has been entered substantially in the form attached hereto as Exhibit D, and (ii) an order of the Bankruptcy Court, in a form acceptable to Lenders in their reasonable discretion, has been entered approving the Settlement on the terms agreed to herein, (iii) such orders remain in full force and effect, neither of them having been vacated, stayed, modified, appealed, reversed or otherwise affected, and (iv) no Event of Default has occurred under this Agreement.

         2.03. The proceeds of the DIP Financing shall be used by the Debtors for the payment of necessary operating expenses incurred by the Debtors in the ordinary course of their business and required for the continuation of the Debtors' business, as set forth in detail in the Cash Needs Certificate.

         2.04.    Debtors shall repay the Indebtedness, in full on the Due Date.

         2.05 Debtors shall provide to Lenders, on a weekly basis, (i) an accounting of all payments, disbursements or other uses of funds with details of the specific expenditures, (ii) an accounting of all revenues and receipts, and an accounting of all cash and cash equivalents on hand.

         2.06 Lenders and Debtor agree to reasonably cooperate in obtaining Bankruptcy Court approval of this Agreement.

         3.       Interest.

         3.01. Debtors shall pay interest on the unpaid principal balance of the Indebtedness, for each day it is outstanding. Interest shall accrue at the Contract Rate except that, upon the occurrence and during the continuance of an Event of Default, interest shall accrue and be payable at the Default Rate.

         3.02. Interest shall be (i) computed on the basis of actual days elapsed over a 360-day year, (ii) calculated by Lenders on a daily basis and
 (iii) billed and payable on the Due date.

         4.       Security Interest.

         4.01. As security for the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of the Indebtedness and in order to cause the Lenders to provide the DIP Financing, the Debtors hereby grant, assign, convey, mortgage, pledge, hypothecate and transfer to Lenders a security interest in all of the Debtors' right title and interest in, to and under all of the assets and businesses of the Debtor, excepting the Excluded Property whether now owned or hereafter acquired (all of which is collectively called the "Collateral"): (a) all Accounts of Debtors,


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


(b) all Chattel Paper of Debtors, (c) all contract rights, proposals, work in process, or other rights, title or interests of any of the Debtors in or under any contracts or agreements, whether executory or fully preformed, including but not limited to all Material Contracts, (d) all Documents of Debtors, (e) all Equipment of Debtors, (f) all furniture and Fixtures of Debtors, (g) all General Intangibles of the Debtors including without limitation, all Copyrights, Patents, Trademarks and Intellectual Property, whether owned by Debtors or usable by Debtors pursuant to licenses to Intellectual Property granted to Debtors, (h) all Instruments of Debtors including without limitation promissory notes, (i) all Inventory of Debtors,
(j) all tax refunds or rights to tax refunds of Debtors, (k) all property of Debtors held by the Lenders or any other Person, including, without limitation, all property of every description now or hereafter in the possession or custody of, or in transit to, Lenders or such other Person for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of Debtors, or as to which Debtors may have any right or power, (l) all claims, causes of action, choses-in-action, prepayments, refunds, rights of recovery, rights of set off or recoupment, recoveries from litigation, arbitration, mediation or adversarial proceedings, including, without limitation, any litigation in bankruptcy (excluding any action brought under sections 544, 547, 548, 549, or 550 of the Bankruptcy Code), (m) all other goods and personal property of Debtors whether tangible or intangible and whether now or hereafter, owned, leased, consigned by or to, or acquired by, Debtors wherever located, (n) all of the Debtors books, records, ledgers, files, documents, correspondence, customer lists, prospective customer lists, supplier lists, prospective supplier lists, e-mail lists, telefax lists, mailing lists, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, including, without limitation, all tapes, cards, discs, diskettes, runs and other papers, documents and computer storage media in the possession or control of the Debtors, or any computer service bureau, wherever located and whether the same are owned by the Debtors on the date hereof or are hereafter acquired or created by the Debtors, (o) any and all of the Debtors' cash, cash deposits, certificates of deposit, bank accounts, securities accounts or other depository or holding accounts, security deposits, prepaid items or cash equivalents, (p) any and all of the Debtors' telephone numbers, telefax numbers, domain names, web addresses, URL's and Internet websites, (q) any and all securities of every kind or nature, including without limitation, shares of stock, options, warrants, partnership interests, membership interests, investment contracts and the like, (r) all payments received pursuant to settlements, judgments, compromises, indemnities, warranties or guaranties, payable by reason of loss or damage or otherwise with respect to any of the foregoing, and (s) to the extent not otherwise included, all substitutions, products and Proceeds, including without limitation insurance proceeds, of each of the foregoing and all accessions to, substitutions and replacements for, and rents, royalties, dividends, distributions, and profits of each of the foregoing.

         4.02. Except for the security interest granted to the Lenders under this Agreement and the security interest granted by the Debtors to Cybear, Inc. under that certain Security Agreement dated March 27, 2000, Debtors are the sole legal owners of each item of the Collateral in which it purports to grant a security interest hereunder, having good marketable and insurable title thereto free and clear of any and all liens.

         4.03. This Agreement creates a legal and valid security interest on and in all of the


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


Collateral in which the Debtors now have rights and all actions necessary or desirable to perfect and protect the security interest created herein have been or will have been duly taken upon the entry of the initial DIP Financing Order. The DIP Financing Orders shall include a provision for the due and legal perfection of the security interest granted to the Lenders hereunder upon the entry of such orders without the necessity of filing Uniform Commercial Code financing statements or assignments of Patents, Copyrights and Trademarks and without the necessity of possession of Chattel Paper, Documents, Instruments or negotiable securities subject only to the rights of third parties possessing such Chattel Paper, Documents, Instruments or negotiable securities. Accordingly, Lenders will at all times have a duly perfected security interest in the Collateral, second in priority only to the lien and security interest of Cybear, Inc.

         4.04. Debtors will keep all Collateral in good order and repair and will not use the Collateral in violation of law or of any policy of insurance thereon. Lenders or their designee, may inspect the Collateral at any reasonable time upon reasonable prior notice.

         5.       Escrow Provisions.

         5.01. The Escrow Agent shall have a duty to hold the Escrow Funds in an interest bearing trust account, and to disburse the funds as provided in Sections 2.02 and 5.05 of this Agreement. The Escrow Agent shall have no responsibility or duty to obtain, collect or enforce any obligations of the Debtors, nor shall the Escrow Agent have any responsibility or duty to determine the unpaid balance of the Indebtedness, or the proper application of any payment on the Indebtedness.

         5.02. The Escrow Agent shall have no duties except those which are specifically set forth herein. No waiver, modification, amendment, termination or rescission of this Agreement shall be effective or binding upon the Escrow Agent unless the Escrow Agent shall have specifically consented thereto in writing.

         5.03. The Debtors and the Lenders acknowledge, understand and agree that (i) the Escrow Agent has not and will not exercise any independent professional judgment on behalf of the Lenders or the Debtors in carrying out its duties under this Agreement; and (ii) notwithstanding its role as the Escrow Agent hereunder, the Escrow Agent may, in the event of a dispute between the Debtors and the Lenders, act as counsel for and represent the Debtors in any dispute or litigation, provided, however, that in the event of such dispute, no funds shall be released by the Escrow Agent without an order of the Bankruptcy Court.

         5.04. The Escrow Agent shall have no liability or responsibility to the Borrower or the Lender for any losses, claims, damages, liabilities, costs or expenses provided that such losses are not the result of the Escrow Agent's own negligence or willful misconduct.

         5.05. Any Escrow Funds remaining with the Escrow Agent on the Due Date shall be promptly disbursed to Lenders. In the event the Debtors dispute the occurrence of the Due Date the Escrow Agent may either hold the Escrow Funds until a final judgment of a court of competent


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


jurisdiction is entered directing the Escrow Agent as to the proper disposition of the Escrow Funds or the Escrow Agent may file a declaratory judgment action or an interpleader action against the Lender and the Debtors.

         6.       Settlement.

         The Debtors and the Lenders agree to a full and final Settlement of the Pending Litigation, subject only to the performance by the Lenders of their obligations under this Agreement and the Asset Purchase Agreement. Upon the full performance of such obligations of the Lenders the settlement shall be effectuated by the (i) immediate filing of a dismissal with full prejudice of all claims, counterclaims and cross claims against all parties in the Pending Litigation, (ii) the execution of a release by the Debtors in favor of the Lenders and the individual defendants in the Pending Litigation and their respective officers, directors, shareholders, employees (both present and past), agents, attorneys, heirs, and personal representatives from all claims, demands, indebtedness, obligations, liabilities, expenses, costs and causes of action of every kind and nature, whether known or unknown, arising at any time through and until the execution and delivery of the release and whether then or thereafter discoverable, (iii) the execution of a release by the Lenders and the individual defendants in the Pending Litigation in favor of the Debtors and their respective officers, directors, shareholders, employees (both present and past), agents, representatives and attorneys from all claims, demands, indebtedness, obligations, liabilities, expenses, costs and causes of action of every kind and nature, whether known or unknown, arising at any time through and until the execution and delivery of the release and whether then or thereafter discoverable and (iv) the provision of third party releases from all equity security holders of the Debtors in favor of all parties to the Pending Litigation upon the confirmation of the Debtors' Plan of Reorganization. The Lenders shall be deemed to have performed all of their obligations under the Asset Purchase Agreement upon the consummation of the transactions contemplated by the Asset Purchase Agreement or the termination of that agreement as provided therein. The Lenders shall have performed all of their obligations under this Agreement upon their deposit of $1,500,000 with the Escrow Agent.

         7. Representations, Warranties and Covenants. Debtors represent and warrant and covenant that:

         7.01. Each of the Debtors is a corporation duly organized and validly existing under the laws of the State of Delaware and duly qualified and in good standing in every other state or jurisdiction in which the nature of Debtors' business requires such qualification, except as the foregoing representation may be affected by the existence of judgments against the Debtors.

         7.02. The execution, delivery and performance of this Agreement (i) has been duly authorized, (ii) is not in contravention of Debtors' certificate of incorporation, by-laws or of any indenture, agreement or undertaking to which Debtors is a party or by which Debtors is bound and (iii) is within Debtors' corporate powers;


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


         7.03. This Agreement has been duly and legally executed and delivered by each of the Debtors and is a legal, valid and binding obligation of each of the Debtors, enforceable in accordance with its terms.

         7.04. Each of the Debtors keeps, and will continue to keep, all of its books and records concerning the Inventory at Debtors' executive offices located at the address set forth in the introductory paragraph of this Agreement and will not move such books and records without giving Lenders at least fifteen (15) days prior written notice.

         7.05. All balance sheets and income statements which have been delivered to Lenders fairly, accurately and properly state Debtors' financial condition, and there has been no material adverse change in Debtors' financial condition as reflected in such statements since the date thereof and such statements do not fail to disclose any fact or facts which might materially and adversely affect Debtors' financial condition.

         7.06. The Debtors will not create, incur, assume or accrue any debts or obligations (exclusive of trade debt and other obligations incurred in the ordinary course of the Debtors businesses) whether secured or unsecured other than the Indebtedness to Lenders contemplated by this Agreement and fees and expenses of administering the Debtors' bankruptcy estates.

         7.07. At Debtors' own cost and expense in amounts and with carriers acceptable to Lenders, Debtors' shall (a) keep all of their insurable interests properties insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Debtors' including, without limitation, business interruption insurance; (b) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (c) maintain all such workmen's compensation or similar insurance as may be required under the laws of the State of New York; and (d) furnish Lenders with copies of all policies and evidence of the maintenance of such policies, as of the commencement of this DIP Financing Agreement.

         7.08. The Debtors' Cash Needs Certificates will be prepared in good faith and will reflect the actual cash needs of the Debtors fairly and accurately. In addition, the Debtors' weekly accountings of (i) payments, disbursements or other uses of funds, (ii) of revenues and receipts, and (iii) an accounting of all cash and cash equivalents on hand will be prepared in good faith and will fairly and accurately disclose the subject of the accountings.

         7.09. Except as expressly provided in Section 14 of this Agreement and Section 14 of the Asset Purchase Agreement, none of the Debtors will file or permit the filing of any other adversarial proceedings of any nature against the defendants in the Pending Litigation or against persons in privity with said defendants unless or until the Settlement is disapproved by the Bankruptcy Court or abandoned by mutual agreement of the Lenders and the Debtors.


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


         8. Events of Default. The occurrence of any of the following shall constitute an Event of Default under this Agreement:

         8.01. Any breach by Debtors of this Agreement or of the Asset Purchase Agreement which has not been cured within five (5) business days after notice is sent by Lenders to Debtors;

         8.02. Any representation, warranty or statement made by Debtors in this Agreement, or any accounting certificate, statement or document delivered pursuant to the terms hereof, or in connection with the transactions contemplated by this Agreement should at any time be false or misleading in any material respect;

         8.03. Any lien created hereunder for any reason ceases to be, or is not, a valid and perfected lien having a second (or higher) priority;

         8.04. Debtors directly or indirectly sell, assign, transfer, convey, or suffer or permit to occur any sale, assignment, transfer or conveyance of any assets of Debtors or any interest therein, except as permitted herein;

         8.05.    The Asset Purchase Agreement has been Terminated;

         8.06. The appointment of a Trustee pursuant to section 1104 of the Bankruptcy Code, or Examiner with powers similar to those of a Trustee for Debtors, or for the property of the estate of
Debtors;

         8.07. The conversion of Debtors' Chapter 11 case to a case under Chapter 7 of the Bankruptcy Code, or the dismissal of Debtors' Chapter 11 case;

         8.08. The entry of any order modifying, reversing, revoking, staying, rescinding, vacating or amending the DIP Financing Order without the express prior written consent of Lenders (and no such consent shall be implied from any other action, inaction or acquiescence by Lenders); or

         8.09. The filing of a plan of reorganization to which Lenders have not consented or, alternatively, which does not provide for the payment in full of the Indebtedness on confirmation;

         8.10. Debtors' material misuse or misapplication of the proceeds of the DIP Financing.

         9. Remedies. Upon the occurrence of an Event of Default pursuant to Section 10 hereof, all Indebtedness shall be immediately due and payable and Lender shall be granted a Chapter 11 administrative, secured claim against the Debtors' bankruptcy estate pursuant to Sections 364(c) and 503(b) of the Bankruptcy Code equal to the amount of the Indebtedness. Lenders' secured administrative priority hereunder shall be subordinate only to the secured claim of Cybear, Inc. and shall have priority over all other claims of every kind, nature, priority or status.


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


         10. Waiver; Cumulative Remedies. Lenders' failure to exercise any right, remedy or option under this Agreement or any supplement hereto or any other agreement between Debtors and Lenders or delay by Lenders in exercising the same, will not operate as a waiver; no waiver by Lenders will be effective unless it is in writing and then only to the extent specifically stated.

         11. Notices. Any notice or request hereunder may be given to Debtors or Lenders at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this paragraph. Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, by overnight mail or by hand delivery. Notices and requests shall be deemed to have been given when delivered or when delivery is refused (delivery shall be deemed refused if not accepted within three days after notice is given that delivery was attempted). Notices to any party to this Agreement shall be given to all parties hereto.

Notices shall be provided as follows:

To Debtors:                                 AHT Corporation
                                            555 White Plains Rd.
                                            5th floor
                                            Tarrytown, NY 10591
                                            Attention: General Counsel
                                            Tel: 914-524-4206
                                            Fax: 914 524-4704

With a copy to:                             Tracy L. Klestadt & Associates
                                            405 Lexington Avenue, 42nd Floor
                                            New York, New York 10174
                                            Attention: Ian R. Winters, Esq.
                                            Telephone: (212) 972-3000
                                            Telecopy: (212) 972-2245

To the Lenders:                             BioShield Technologies, Inc.
                                            5655 Peachtree Parkway
                                            Norcross, Georgia 30093
                                            Telephone: (770) 246-2000
                                            Facsimile:  (770) 368-0784

With a copy to:                             Jerry L. Sims
                                            Sims Moss Kline & Davis LLP
                                            1000 Abernathy Road, N.E.
                                            400 Northpark Town Center

                                             Suite 310
                                             Atlanta, Georgia 30328
                                             Telephone: (770) 481-7207
                                             Telecopy: (770) 481-7210

To Escrow Agent:                             Tracy L. Klestadt & Associates
                                             405 Lexington Avenue, 42nd Floor
                                             New York, New York 10174
                                             Attention: Ian R. Winters, Esq.
                                             Telephone: (212) 972-3000
                                             Telecopy: (212) 972-2245


         14. Governing Law and Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. LENDERS SHALL HAVE THE RIGHTS AND REMEDIES OF A SECURED PARTY UNDER APPLICABLE LAW, INCLUDING, BUT NOT LIMITED TO, THE UNIFORM COMMERCIAL CODE. DEBTOR AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING TO THE BREACH OR ENFORCEMENT OF THIS AGREEMENT SHALL BE LITIGATED IN THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ALL PARTIES HERETO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN DEBTORS AND LENDERS WITH RESPECT THERETO. DEBTORS WAIVE THE RIGHT TO ASSERT ANY OFFSETS OR COUNTERCLAIMS THEY MAY HAVE IN ANY ACTION OR PROCEEDING INSTITUTED BY LENDERS CONCERNING THIS AGREEMENT.

         15. Limitation of Liability. Debtors acknowledge that in order to assure repayment of the indebtedness hereunder, Lenders may be required to exercise any and all of Lenders' rights and remedies hereunder; Debtors agrees that neither Lenders nor any of their agents shall be liable for acts taken or omissions made in connection herewith except for actual bad faith.

         16. Entire Understanding. This Agreement contains the entire understanding between Debtors and Lenders and any promises, representations, warranties or guarantees not herein contained (whether oral or written) shall have no force and effect unless in writing, signed by the Debtors' and Lenders' respective officers. Neither this Agreement nor any portion or provisions thereof may be changed, modified, amended, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

         17. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

         18. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement, and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

         19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.


         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

Bioshield Technologies, Inc.

BY:
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
       -----------------------------------

                  [CORPORATE SEAL]


AHT Acquisition Corp.

BY:
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
       -----------------------------------

                  [CORPORATE SEAL]


AHT Corporation

BY:
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
       -----------------------------------

                  [CORPORATE SEAL]


Advanced Health Technologies Corporation

BY:
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
       -----------------------------------
                  [CORPORATE SEAL]


Advanced Health Bukstel & Halfpenny Corporation

BY:
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
       -----------------------------------


                  [CORPORATE SEAL]


Advanced Health Management Corp.

BY:
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
       -----------------------------------


                  [CORPORATE SEAL]


Tracy L. Klestadt & Associates
As Escrow Agent


BY:
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
       -----------------------------------

                                  EXHIBIT "A"

                             CASH NEEDS CERTIFICATE

         The Debtors hereby certify that they require the sum of $378,338.00 for the period September 22, 2000 to, through and including, September 30, 2000, for the expenses set forth in the Sauerhoff Affidavit.